Exhibit 10.2

Alcentra NY LLC

200 Park Avenue, 7th Floor
New York, NY 10166

May 4, 2018

David Scopelliti

President and Chief Executive Officer

Alcentra Capital Corporation

200 Park Avenue, 7th Floor

New York, NY 10166

Re: Voluntary Base Management Fee Waiver

Dear David:

Reference is hereby made to the Amended and Restated Investment Advisory Agreement (the “Agreement”), dated May 4, 2018, by and between Alcentra Capital Corporation and us. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Agreement.

We hereby agree that the Base Management Fee for the period commencing on May 1, 2018 and ending on April 30, 2019, will be calculated in accordance with the Agreement but as if the annual rates of 1.50%, 1.40%, and 1.25% specified in Section 3(a) of the Agreement were reduced to and replaced with 1.25%, 1.15%, and 1.00%, respectively, during such period. We agree to waive the Base Management Fee that we would otherwise be entitled to receive under the Agreement for this period to the extent it exceeds the Base Management Fee calculated in accordance with the foregoing.

[Signature page to follow]

Sincerely yours,

ALCENTRA NY LLC

By: /s/ Jack Yang

Name: Jack Yang

Title: President

Agreed and Accepted:

ALCENTRA CAPITAL CORPORATION

By: /s/ David Scopelliti

Name: David Scopelliti

Title: President and Chief Executive Officer